Exhibit 5.1

Terry F. Schwartz

Direct Tel: (404) 815-3731

Direct Fax: (404) 685-7031

Email: tschwartz@sgrlaw.com

June 28, 2012

Board of Directors

TGR Financial, Inc.

3560 Kraft Road

Naples, Florida 34105

Re:	TGR Financial, Inc. – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for TGR Financial, Inc., a corporation organized under the laws of the State of Florida (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, relating to the issuance of up to 15,948,082 shares of common stock, $1.00 par value, of the Company (the “Common Stock”), warrants to acquire 254,496 shares of Common Stock (the “Warrants”) and options to acquire 1,633,443 shares of Common Stock (the “Options”). The 15,948,082 shares of Common Stock covered by the Registration Statement include up to (i) 14,060,143 shares of Common Stock (the “Direct Shares”) to be issued in connection with the reorganization of First National Bank of the Gulf Coast as a subsidiary of the Company, as described in the proxy statement/prospectus included in the Registration Statement (the “Prospectus”), (ii) 254,496 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of the aforementioned Warrants, if and when exercised, and (iii) 1,633,443 shares of Common Stock (the “Option Shares”) issuable upon exercise of the aforementioned Options, if and when exercised.

In connection with rendering our opinions herein, we have examined the following:

(1)	a Plan of Reorganization and Share Exchange by and between the Company and the Bank, dated June 26, 2012 (the “Reorganization Plan”);

(2)	the Articles of Incorporation of the Company, as certified by the Department of State of the State of Florida;

(3)	the proposed Amended and Restated Articles of Incorporation of the Company, as set forth in the Reorganization Plan;

(4)	the Bylaws of the Company, together with all amendments thereto;

Board of Directors

TGR Financial, Inc.

June 28, 2012

(5)	the proposed Amended and Restated Bylaws of the Company, as set forth in the Registration Statement;

(6)	a Certificate of Status, dated June 26, 2012, issued with respect to the Company by Department of State of the State of Florida;

(7)	certain resolutions of the board of directors of the Company, as adopted on January 23, 2012 and May 21, 2012 approving the Reorganization Plan, and the issuance and sale of the Common Stock, the Options and the Warrants;

(8)	the Amended and Restated Officers’ and Employees’ Stock Option Plan of the Bank, together with all amendments thereto (to be assumed by the Company as set forth in the Reorganization Plan);

(9)	the Amended and Restated Directors’ Stock Option Plan of the Company, together with all amendments thereto (to be assumed by the Company as set forth in the Reorganization Plan); and

(10)	the Registration Statement.

Our opinions herein are limited to the laws of the State of Florida. Based upon the foregoing, it is our opinion that:

(i)	The Direct Shares, when issued in accordance with the terms of the Reorganization Plan, will be duly authorized, validly issued, fully paid and non-assessable.

(ii)	The Warrants have been duly authorized and represent the valid and enforceable obligation of the Company to issue shares of Common Stock upon exercise of such Warrants in accordance with their terms, including payment of the consideration therefor.

(iii)	The Options have been duly authorized and represent the valid and enforceable obligation of the Company to issue shares of Common Stock upon exercise of such Options in accordance with their terms, including payment of the consideration therefor.

(iv)	The Warrant Shares, when issued upon the valid exercise of the Warrants and payment of the consideration therefor, and the Option Shares, when issued upon the valid exercise of the Options and payment of the consideration therefor, will be validly issued, fully paid and non-assessable.

Our opinions as to the enforceability of the Warrants in clause (ii) and the Options in clause (iii) of the preceding sentence are subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and the effect of general principles of equity, including the discretionary nature of equitable remedies.

We hereby consent to the use of this opinion letter as Exhibit 5 to the Registration Statement, and we further consent to the use of our name in the Registration Statement under the captions “Legal Matters” and “Federal Income Tax Consequences.” In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

By:	/s/ Terry F. Schwartz
Terry F. Schwartz